Exhibit 10.8

THREE RIVERS PROVIDER NETWORK
AGREEMENT WITH

______________________________

This Agreement is made this 23rd day of October 2008, by and between Three Rivers Provider Network, Inc., a Nevada Corporation (“TRPN”) and Brazos SA Services a Provider Group of health care services.  TRPN contracts with hospitals, physicians, ancillaries and entities hereinafter referred to as “Provider” rendering medical and health care services at pre-determined rates as follow.

1.  Clients. Covered Services. Contract Rates:  TRPN contracts with insurance companies, third party administrators, health plans, individuals and entities hereinafter referred to as “Clients” that directly or indirectly access TRPN contracted providers for covered services.  Covered Services shall include all services that are medically necessary including health, workers’ compensation, automobile and general liability.  The rate used in conjunction with this Agreement will be a * discount off of Provider’s usual charge for covered services, less any applicable co-payments, co-insurance or deductibles.  Clients are obligated to make payment directly to provider only at the contracted rate as payment in full.  Provider shall not balance bill the patient upon receipt of payment in full at the contracted rate.  TRPN has no responsibility to make payments on behalf of Clients.  Payments shall be made within thirty (30) calendar days of receipt of clean claim.  Where a state mandated fee schedule exists, provider agrees to accept a * discount below the state schedule.  Payments made and cashed by the provider shall be accepted as payment in full and fulfillment of all terms of the agreement, providing the total payment including the member’s portion is not less than the contracted rate.

2.  Licenses, Standards of Care:  Provider agrees to deliver health care services that meet all legal standards of care complying with applicable Federal, State and Local laws and maintains the standards of NCQA and/or JCAHO.  The provider is delegated by TRPN to carry out and/or assign credentialing responsibilities.  Evidence of such licenses, certificates and standards shall be made available to TRPN upon request.

3.  Term and Termination:  This Agreement shall continue in effect for a period of one (1) years with automatic successive one (1) year terms.  This Agreement may be terminated by either party without cause with a ninety (90) day prior written notice to the other party at the mailing addresses listed under the signatures.  This Agreement may be immediately terminated with cause by TRPN should Provider lose applicable licenses, malpractice coverage, fail to honor the applicable contracted rates pursuant to this Agreement, or if any information provided in Attachment A is illegible, incomplete, or invalid.

4.  Dispute Resolution:  This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.  Provider agrees to meet and confer in good faith to resolve any disputes that may arise under this Agreement. If a dispute between TRPN and Provider arises out of this Agreement and is not resolved, either party may submit the dispute to arbitration which shall be commenced and conducted in accordance with the Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) as in effect at the time (“JAMS Rules”).

5.  Attachment A:  All information provided in Attachment A of this Agreement is complete and accurate to the best of Provider’s knowledge and Provider shall immediately notify TRPN of any changes thereto.  Provider agrees to mark “N/A” next to any blank that is not applicable to Provider’s business.

6.  Faxed Signatures:  The parties agree that facsimile signatures of authorized representatives of the parties shall legally bind the parties to the terms and conditions of this Agreement as if the signatures were original and shall be considered evidence of a fully executed Agreement.

*
Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the authorized parties hereto have executed this Agreement and intend to be bound thereby.

PROVIDER GROUP NAME (Please Print):	ATTENTION:LANI HAZELTON
TRPN CONTRACTING COORDINATOR

THREE RIVERS PROVIDER NETWORK

Signature: /s/ Jaime Olmo	Signature: _________________________________

Title: COO

Date: 10/22/08
NAME: Todd Breeden, C.O.O.
Mailing Address: 1620 Fifth Avenue Suite 900
San Diego, CA 92101 Phone: (619) 230-0530
Date: ___________________________________

ATTACHMENT A: PROVIDER INFORMATION
(Please attach a roster of all the provider’s full names, titles, NPI#s, and all locations under the group’s Tax Id#, use Addendum A)

Tax ID: 35-2318350	Practice Name: Brazos SA Services

National Provider Identifier (NPI):

1033382668	Group / IPA Affiliation:___________
(If there is more than one NPI Number, please attach a listing.)

Degree: LSA, CSA,SA-C, CST/CFA, CRNFA, RN, CNOR	Office Hours: 8-4:30
Specialty : Surgical Assisting
First Assist	Primary Address: P.O. Box 1172
Alief TX 7741

County: Harris
Phone: 713-779-9800 Fax: 713-779-9862

Email: Jaimeolmo@me.com

Other Practice and/or Billing Address: Yes □ No □
If “yes”, attach page with additional information

Hospital Affiliations (list name, date and type):

Provider agrees to mark “N/A” next to any blank that is not applicable to Provider’s business.

ADDENDUM A:

MEDICAL STAFF LISTING & FACILITY LOCATIONS

_______________________________

i.
The attached roster of providers and or locations will be participating under thisAgreement between Brazos SA Services and Three Rivers Provider Network and shall include Tax Identification Numbers, NPI Numbers, Address(s), Phone and Fax Numbers.

Provider List
10/23/2008

Code	Name	National Provider Identifier	Credentials	License Number
Last Name

OA AKUPUE	AKUPUE, OKECHUHUKWU	1346368917	LSA	SA00307
MC COLELLO	COLELLO, MARY	1386829521	SA-C	07272
BE EATON	EATON, BRENT	1699894378	CRNFA,SA-C	061022
DG GRIFFITH	GRIFFITH, DAWN	1558548578	SA-C	07336
WY YANG	YANG, WEN	1588849939	LSA	SA00306

1

BRAZOS SA SERVICES
Southwestern Medical Center 1602 Southwest 82nd Street Lawton OK 73505

AMENDMENT TO
AGREEMENT

BETWEEN
THREE RIVERS PROVIDER NETWORK
AND

BRAZOS SA SERVICES, INC.

This AMENDMENT to the Agreement between THREE RIVERS PROVIDER NETWORK (“TRPN”) AND (Tax  Id# 35-2318350), dated 10-23-2008 (“Agreement”), is entered into and made effective as of   05-07-2010.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises and mutual covenants of the parties, the parties agree that the Agreement is hereby amended as follows:

1.           This Agreement is being amended due to renegotiations of the reimbursement rate in Section 1. and will now reflect the following change in rate:

a) The rate used in conjunction with this Agreement will be * discount off of Provider’s usual charge for covered services, less any applicable co-payments, co-insurance or deductibles.

2.           The remaining terms and conditions of the Agreement shall remain in full force and effect unless so amended pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Provider Service Agreement to be effective as of the Effective Date.

THREE RIVERS PROVIDER NETWORK

By /s/ Jaime A. Olmo, Jr.	By /s/ Todd Breeden
Signature	Signature

Name: /s/ Jaime A. Olmo, Jr.	Name Todd Breeden

Title: COO	Title Chief Operating Officer

Date 5/7/2010	Date 5/7/2010

*
Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.